Exhibit 99.1

5429 LBJ Freeway,
 Suite 1000
Dallas, TX  75040
214-560-9000
Fax:  (214) 560-9349
For immediate release

For further information contact:
Ray Schmitz
Executive Vice President and Chief Financial Officer
(214) 560-9308
ray.schmitz@dynamex.com

DYNAMEX INC. ANNOUNCES STOCKHOLDER APPROVAL OF AGREEMENT TO
BE ACQUIRED BY TRANSFORCE INC.

February 18, 2011 -- Dallas, Texas -- Dynamex Inc. (NASDAQ: DDMX) (the “Company” or “Dynamex”) announced today that its stockholders approved the proposal to adopt the merger agreement providing for its acquisition by TransForce Inc.

The affirmative vote of the holders of a majority of the outstanding shares of common stock of the Company was required to approve the proposal to adopt the merger agreement. According to the final tally of shares voted, approximately 83.71% of the outstanding shares of common stock of the Company as of the record date were voted to approve the proposal to adopt the merger agreement.  Of the shares that were voted at the meeting, approximately 99.91% were voted to approve the proposal to adopt the merger agreement.

Approval by the Company’s stockholders of the proposal to adopt the merger agreement satisfies one of the closing conditions to the proposed merger with TransForce Inc., which remains subject to certain other customary closing conditions set forth in the merger agreement and discussed in detail in the Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission by the Company on January 14, 2011.  The proposed merger with TransForce Inc. is expected to close on or about February 22, 2011.

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ABOUT DYNAMEX

Dynamex is the leading provider of same-day delivery and logistics services in the United States and Canada. Additional press releases and investor relations information is available at www.dynamex.com.

FORWARD-LOOKING STATEMENTS

This release contains forward-looking statements that involve numerous risks and uncertainties.  The statements contained in this communication that are not purely historical are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, including, without limitation, statements regarding the expected benefits and closing of the proposed transaction and Dynamex’s expectations, beliefs and intentions. All forward-looking statements included in this communication are based on information available to Dynamex on the date hereof. In some cases you can identify forward-looking statements by terminology such as “may,” “can,” “will,” “should,” “could,” “expects,” “plans,” “intends,” “anticipates,” “believes,” “estimates,’ “predicts,” “projects,” “targets,” “goals,” or variations of such words, similar expressions, or the negative of these terms or other comparable terminology. No assurance can be given that any of the events anticipated by the forward-looking statements will transpire or occur, or if any of them do so, what impact they will have on our results of operations or financial condition.  Accordingly, actual results may differ materially and adversely from those expressed in any

Page 2 February 18, 2011

forward-looking statements.  There are various important factors that could cause actual results to differ materially from those in any such forward-looking statements, many of which are beyond Dynamex’s control.  These factors include (A) failure to satisfy certain conditions required for the consummation of the merger, (B) failure or delay in consummation of the transaction for other reasons, (C) changes in laws or regulations, (D) changes in the financial or credit markets or economic conditions generally and (E) other risks as are mentioned in reports filed by Dynamex with the Securities and Exchange Commission from time to time.  Dynamex does not undertake any obligation to publicly release any revision to any forward-looking statements contained herein to reflect events and circumstances occurring after the date hereof or to reflect the occurrence of unanticipated events.  Caution should be taken that these factors could cause the actual results to differ from those stated or implied in this and other Dynamex communications.